Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Limited Term-Bond Fund:

We consent to the use of our reports dated October 16, 2012, with respect to the financial statements and financial highlights of Oppenheimer Limited Term-Bond Fund (the successor to Oppenheimer U.S. Government Trust), incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
July 31, 2013